EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-57857 of Duracell International Inc. on Form S-3 of our reports dated August 10, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of Duracell International Inc. for the year ended June 30, 1994 and to the references to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Stamford, Connecticut

March 13, 1995